Exhibit 99.2

REVOCABLE PROXY

HARBOR BANK GROUP, INC.

1503 Old Towne Road

Charleston, SC 29407

SPECIAL MEETING OF SHAREHOLDERS

REVOCABLE APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Charles F. Rivers, III, as attorney and proxy (the “Proxy”), with full power of substitution, to vote all outstanding shares of the common stock of Harbor Bank Group, Inc. held of record by the undersigned on October 1, 2014, at a Special Meeting of Shareholders of Harbor to be held on November 12, 2014 at 8:30 a.m. local time, at the executive office of Harbor at 134 Meeting Street, Charleston, South Carolina 29401, and at any adjournments or postponements thereof:

1.          APPROVAL OF THE MERGER AGREEMENT: To approve the Agreement and Plan of Merger dated June 4, 2014, by and between BNC Bancorp, or BNC, and Harbor, or the merger agreement, pursuant to which Harbor will merge with and into BNC, or the merger, with BNC as the surviving corporation, and the merger contemplated by the merger agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.          ADJOURNMENT OF THE HARBOR SPECIAL MEETING: To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-LISTED PROPOSALS.

DISCRETIONARY VOTING AUTHORITY IS HEREBY CONFERRED TO THE PROXY AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXY IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXY WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE CORPORATE SECRETARY OF HARBOR AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

SHAREHOLDERS MAY ALSO ELECT TO VOTE BY PHONE BY DIALING 1-855-782-8492, OR VOTE
ONLINE AT www.rtcoproxy.com/6213

HAVE YOUR PROXY CARD IN HAND WHEN YOU CALL AND THEN FOLLOW THE INSTRUCTIONS.

Date: ________________________, 2014
(Signature)

(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.